UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

NASB FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Missouri	0-24033	43-1805201
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12498 South 71 Highway, Grandview, Missouri 64030

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (816) 765-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 28, 2014, NASB Financial, Inc. (the “Company”) held its Annual Meeting of Stockholders at the Company’s Grandview branch office, 12498 South 71 Highway, Grandview, Missouri, for the following purposes: (1) to elect two directors of the Company to serve three-year terms; (2) to take an advisory vote on the compensation of the Company’s named executive officers; (3) to ratify the appointment by the Board of Directors of the firm of BKD, LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending September 30, 2014; and (4) to transact such other business as may properly come before the meeting.

Set forth below, are the final voting results for each proposal submitted to a vote at the Annual Meeting of Stockholders:

Proposal 1: Election of three directors to serve a three-year term expiring in 2017.

Nominee	Votes For	Withheld	Broker Non-Votes
Barrett Brady	6,260,102	204,583	854,268
Keith B. Cox	6,162,221	302,464	854,268

Proposal 2: Advisory vote on the compensation of the Company’s named executive officers.

Votes For	Against	Abstain	Broker Non-Votes
6,246,230	121,859	96,596	854,268

Proposal 3: Ratify the appointment by the Board of Directors of the firm of BKD, LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending September 30, 2014.

Votes For	Against	Abstain
7,248,812	10,140	60,001

Each director nominee and proposal received the necessary votes in favor to be adopted by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 29, 2014	NASB FINANCIAL, INC.

	By:	/s/ Rhonda Nyhus
Vice President and Treasurer